UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2025

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte. 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On July 18, the Audit Committee (the “Audit Committee”) of the board of directors (the “Board”) of Glucotrack, Inc. (the “Company”) approved the engagement of CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2025, effective July 18, 2025. On July 18, 2025, the Company dismissed Fahn Kanne & Co. Grant Thornton Israel (“Grant Thornton”) as the Company’s independent registered public accounting firm, effective immediately.

The reports of Grant Thornton on the Company’s financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than including an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through July 18, 2025, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton would have caused Grant Thornton to make reference thereto in its reports on the consolidated financial statements for such years.

As disclosed in the Form 10-K for the year ended December 31, 2024, the management identified material weaknesses in internal control over financial reporting related to general IT controls, lack of sufficient accounting personnel, and inadequate segregation of duties, Other than these internal control matters, there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K and related instructions) during the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through July 18, 2025. The Audit Committee discussed the Company’s material weaknesses in internal control over financial reporting with Grant Thornton and the Company has authorized Grant Thornton to respond fully to any inquiries of the Company’s new independent registered public accounting firm, CBIZ concerning the subject matter of these material weaknesses.

The Company provided Grant Thornton with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that Grant Thornton furnish the Company with a letter addressed to the Securities and Exchange Commission, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Grant Thornton agrees with the statements related to them made by the Company in this report. The Company will file such letter by an amendment to this Form 8-K within two business days of receipt of the letter.

(b) Engagement of New Independent Registered Public Accounting Firm.

As disclosed above, on July 18, 2025, the Audit Committee of the Board approved the engagement of CBIZ as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2025, effective July 18, 2025.

During the fiscal years ended December 31, 2024 and 2023 and through July 18, 2025, neither the Company, nor anyone on its behalf, consulted CBIZ regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by CBIZ that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2025

GLUCOTRACK, INC.

	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer